Exhibit 10.1
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

BY AND AMONG

ENTERPRISE PRODUCTS OPERATING L.P.,

DEP HOLDINGS, LLC,

DUNCAN ENERGY PARTNERS L.P.,

DEP OLPGP, LLC

AND

DEP OPERATING PARTNERSHIP, L.P.

DATED AS OF [___________], 2007

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CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of [________], 2007, is made and entered into by and among Enterprise Products Operating L.P., a Delaware limited partnership (“EPD OLP”), DEP Holdings, LLC, a Delaware limited liability company (the “General Partner”), Duncan Energy Partners L.P., a Delaware limited partnership (“MLP”), DEP Operating Partnership, L.P., a Delaware limited partnership (“OLP”), and DEP OLPGP, LLC, a Delaware limited liability company (“OLP GP”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.
RECITALS
     WHEREAS, the General Partner and EPD OLP have formed MLP, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:
     1. EPD OLP formed the General Partner, under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), to which EPD OLP contributed $1,000 in exchange for a 100% membership interest in the General Partner.
     2. The General Partner and EPD OLP formed MLP, under the terms of the Delaware LP Act, to which the General Partner contributed $60 and EPD OLP contributed $2,940.00 in exchange for a 2% general partner interest and 98% limited partner interest, respectively in MLP.
     3. MLP formed OLP GP, under the terms of the Delaware LLC Act, to which MLP contributed $1,000 in exchange for a 100% membership interest in OLP GP.
     4. OLP GP and MLP formed the OLP, under the terms of the Delaware LP Act, to which OLP GP contributed $0.01 and MLP contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively in OLP.
     5. EPD OLP and EPD OLPGP formed Mont Belvieu Caverns, L.P., a Delaware limited partnership (“Mont Belvieu LP”), under the terms of the Delaware LP Act, to which EPD OLPGP contributed $0.01 and EPD OLP contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively in Mont Belvieu Caverns LP.
     6. EPD OLP formed South Texas NGL Pipelines, LLC, a Delaware limited liability company (“South Texas NGL”), under the terms of the Delaware LLC Act, to which EPD OLP contributed $1,000 in exchange for a 100% membership interest in South Texas NGL.

     7. Mont Belvieu LP filed the necessary certificates and documents, under the terms of the applicable laws of the State of Delaware and under the Delaware LP Act and the Delaware LLC Act, pursuant to which Mont Belvieu LP was converted into a Delaware limited liability company named Mont Belvieu Caverns, LLC (“Mont Belvieu LLC”).
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the “Closing”), each of the following matters shall occur:
     1. EPD OLP, EPD OLPGP, Enterprise Products Texas Operating, LP, a Texas limited partnership (“Texas Operating”) and Mont Belvieu LLC will enter into a Contribution, Conveyance and Assumption Agreement whereby EPD OLP and Texas Operating will convey the Mont Belvieu East, West and North storage assets and certain contracts to Mont Belvieu LLC.
     2. EPD OLP, Enterprise GC, L.P., a Delaware limited partnership (“Enterprise GC”), Enterprise Holding III, LLC, Enterprise GTM Holdings LP, Enterprise GTMGP, LLC and South Texas NGL will enter into a Contribution, Conveyance and Assumption Agreement whereby EPD OLP and Enterprise GC will convey the South Texas NGL assets to South Texas NGL.
     3. MLP, OLP and certain other OLP subsidiaries will enter into the Credit Facility, to, among other things, allow OLP to borrow up to $300 million under the Credit Facility for general partnership purposes, including acquisitions.
     4. Each of Acadian Gas, LLC, a Delaware limited liability company (“Acadian Gas”), South Texas NGL, Sabine LP, Lou-Tex LP and Mont Belvieu LLC will distribute its cash on hand, if any, to its respective members and partners.
     5. EPD OLP will contribute the following equity interests in its subsidiaries to MLP: (a) 66% membership interest in Acadian Gas, (b) 66% membership interest in South Texas NGL, (c) 66% general partner interest in Sabine LP, (d) 66% general partner interest in Lou-Tex LP and a (e) 66% membership interest in Mont Belvieu LLC (collectively, the “Subject Interests”)
     6. The General Partner will contribute its respective interest in the Subject Interests to MLP in exchange for a continuation of the General Partner’s 2% general partner interest in MLP.
     7. The public, through the Underwriters, will contribute $[243.4] million net of the underwriters’ discounts and commissions and structuring fees (the “Offering Proceeds”), to MLP in exchange for 13,000,000 Common Units representing a 62.8% limited partner interest in MLP.
     8. MLP will use the Offering Proceeds to (a) pay the underwriting discounts and commissions and structuring fees (which may be withheld by the underwriters from the Offering Proceeds as payment thereof), (b) pay transaction expenses associated with the transactions contemplated by this Agreement in the amount of approximately $[2.9] million (exclusive of the underwriters’ discounts and commissions and structuring fees and net of a reimbursement for certain expenses received from the underwriters), (c) distribute approximately $[221.6] million to EPD OLP as a portion of the cash consideration, (d) provide approximately $[18.9] million to make a capital contribution to South Texas NGL in connection with the planned expansions to the South Texas NGL pipline and (e) issue 7,301,571 Common Units to EPD OLP as partial consideration for the Subject Interests.
     9. MLP will contribute the Subject Interests to OLP as a capital contribution.
     10. OLP will distribute $[198.9] million out of the borrowed funds of approximately $[200] million to MLP (of which 0.001% of such distribution will be made to MLP on behalf of OLP GP) and MLP, in turn will distribute $[198.9] million to EPD OLP as partial consideration for the contribution of the Subject Interests.
     11. If the Underwriters exercise their option to purchase up to an additional 1,950,000 Common Units, MLP shall use proceeds of that exercise, net of the applicable underwriters’ discounts and commissions and structuring fees, to redeem an equal number of Common Units owned by EPD OLP.
     12. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS; RECORDATION
     1.1      Definitions. Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings given such terms as is set forth below.
     “Acadian Gas” has the meaning assigned to such term in the recitals.
     “affiliate” means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.
     “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Common Units” has the meaning assigned to such term in the MLP Agreement.

     “Delaware LLC Act” has the meaning assigned to such term in the recitals.
     “Delaware LP Act” has the meaning assigned to such term in the recitals.
     “Effective Date” means [                    ], 2007.
     “EPD OLP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “EPD OLPGP” means Enterprise Products OLPGP, Inc., a Delaware corporation.
     “General Partner” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.
     “Lou-Tex LP” means Enterprise Lou-Tex Propylene Pipeline L.P., a Texas limited partnership.
     “MLP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “MLP Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of [                    ], 2007, of the MLP.
     “Mont Belvieu LLC” has the meaning assigned to such term in the recitals.
     “Mont Belvieu LP” has the meaning assigned to such term in the recitals.
     “OLP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “OLP GP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Party and Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.
     “Prospectus” means the prospectus (File No. 333-138371) filed by the Partnership with the Securities and Exchange Commission on November 2, 2006, in connection with the Partnership’s initial public offering.
     “Sabine LP” means Sabine Propylene Pipeline L.P, a Texas limited partnership.
     “South Texas NGL” has the meaning assigned to such term in the recitals.
     “Subject Interests” has the meaning assigned to such term in the recitals.
     “Subject Liabilities” means all obligations and liabilities relating to the Subject Interests.

ARTICLE II
THE OFFERING AND RELATED TRANSACTIONS
     2.1      Contribution by EPD OLP to MLP of the Subject Interests. EPD OLP hereby grants, contributes, transfers, assigns and conveys to MLP, its successors and assigns, for its and their own use forever, the Subject Interests, and MLP hereby accepts the distribution of the Subject Interests from EPD OLP as an additional capital contribution in exchange for 7,301,571 Common Units representing a 35.2% limited partner interest in MLP.
     TO HAVE AND TO HOLD the Subject Interests unto MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.2     Public Cash Contribution. The Parties acknowledge the cash contribution of the Offering Proceeds from the public through the underwriters, to MLP in connection with the Offering in exchange for 13,000,000 Common Units representing a 62.8% limited partner interest in MLP, which cash contribution is being made and which Common Units are being issued immediately after the effective time of the contribution and transfer of the Subject Interests to the MLP.
     2.3     MLP Receipt of Cash Contribution. MLP acknowledges receipt of the Offering Proceeds in cash as a capital contribution to MLP, and the Parties acknowledge that MLP has used all of such capital contributions to (a) pay the underwriting discounts and commissions and structuring fees (which may be withheld by the underwriters from the Offering Proceeds as payment thereof), (b) pay transaction expenses associated with the transactions contemplated by this Agreement in the amount of approximately $2.9 million, (c) distribute approximately $         million to EPD OLP as a portion of the cash consideration and reimbursement for capital expenditures relating to the Subject Interests and (d) provide approximately $         million to make a capital contribution to South Texas NGL in connection with the planned expansions to the South Texas NGL pipeline.
     2.4      MLP Cash Distribution to EPD OLP. The Parties acknowledge the distribution by MLP of $         million and the receipt by EPD OLP of such amount from MLP. A portion of the above distributions has been made to satisfy the reimbursement for capital expenditures of EPD OLP.
     2.5     Conveyance and Contribution by MLP to OLP of the Subject Interests. MLP hereby grants, contributes, transfers, assigns and conveys to OLP, its successors and assigns, for its and their own use forever, all of its rights, title and interest in and to the Subject Interests and OLP hereby accepts the Subject Interests as an additional capital contribution.
     TO HAVE AND TO HOLD the Subject Interests unto OLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

ARTICLE III
ASSUMPTION OF CERTAIN LIABILITIES
     3.1     Assumption of Subject Liabilities by MLP. In connection with the contribution by EPD OLP of the Subject Interests to MLP, as set forth in Section 2.1 above, MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Liabilities, to the full extent that EPD OLP has been heretofore or would have been in the future obligated to pay, perform and discharge the Subject Liabilities were it not for such distribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Subject Liabilities shall not (i) increase the obligation of MLP with respect to the Subject Liabilities beyond that of EPD OLP, (ii) waive any valid defense that was available to EPD OLP with respect to the Subject Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Subject Liabilities.
     3.2     Assumptions of Subject Liabilities by OLP. In connection with the contribution by MLP of the Subject Interests to OLP, as set forth in Section 2.5 above, OLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Liabilities, to the full extent that MLP has been heretofore or would have been in the future obligated to pay, perform and discharge the Subject Liabilities were it not for such distribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Subject Liabilities shall not (i) increase the obligation of OLP with respect to the Subject Liabilities beyond that of MLP, (ii) waive any valid defense that was available to MLP with respect to the Subject Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Subject Liabilities.
     3.3     General Provisions Relating to Assumption of Liabilities. Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, none of the Parties shall be deemed to have assumed, and the Subject Interests have not and are not being distributed or contributed, as the case may be, subject to, any liens or security interests securing consensual indebtedness covering such Subject Interests, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III.
ARTICLE IV
FURTHER ASSURANCES
     4.1     Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

     4.2     Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that MLP or its subsidiaries own the Subject Interests that are identified in this Agreement and in the Prospectus.
ARTICLE V
MISCELLANEOUS
     5.1     Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed on the Effective Date in the following order:
     First, the transactions provided for in Article II shall be completed in the order set forth therein; and
     Second, the transactions provided for in Article III shall be completed in the order set forth therein.
     5.2     Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     5.3     Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties signatory hereto and their respective successors and assigns.
     5.4     No Third Party Rights. Except as provided herein, nothing in this Agreement is intended to or shall confer upon any person other than the Parties, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     5.5     Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     5.6     Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction, wherein the interests are located, shall apply.
     5.7     Assignment of Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of each of the Parties.
     5.8     Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.
     5.9     Director and Officer Liability. Except to the extent that they are a party hereto, the directors, managers, officers, partners and securityholders of the Parties and their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert).
     5.10     Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
     5.11     Integration. This Agreement and the instruments referenced herein supersede any and all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or any such instrument unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or such instrument.
[The Remainder of this Page is Intentionally Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ENTERPRISE PRODUCTS OPERATING L.P.
By:	ENTERPRISE PRODUCTS OLPGP, INC.,
its General Partner

By:
Name
Title

DEP HOLDINGS, LLC
By:
Richard H. Bachmann
President and Chief Executive Officer

DUNCAN ENERGY PARTNERS L.P.
By:	DEP HOLDINGS, LLC, its General Partner

By:
Richard H. Bachmann
President and Chief Executive Officer

DEP OPERATING PARTNERSHIP, L.P.
By:	DEP OLPGP, LLC, its General Partner

By:
Name
Title

DEP OLPGP, LLC
By:
Name
Title

Signature Page to Contribution, Conveyance and Assumption Agreement